Exhibit 21

ADVANCED MICRO DEVICES, INC.

LIST OF SUBSIDIARIES

As of December 26, 2009

Domestic Subsidiaries	State or Jurisdiction Which Incorporated or Organized

Advanced Micro Ltd.*	California

AMD Corporation*	California

AMD Malaysia LLC	Delaware

AMD (EMEA) LTD.	Delaware

AMD Far East Ltd.	Delaware

AMD International Sales & Service, Ltd.	Delaware

AMD Texas Properties, LLC	Delaware

AMD Latin America Ltd.	Delaware

Foreign Subsidiaries

AMD Technologies SRL	Barbados

Advanced Micro Devices Belgium N.V.	Belgium

AMD South America LTDA(1)	Brazil

1252986 Alberta ULC	Canada

Advanced Micro Devices (China) Co. Ltd.	China

AMD Technologies (China) Co. Ltd.(3)	China

Advanced Micro Devices (Shanghai) Co. Ltd.(3)	China

AMD Products (China) Co., Ltd (3)	China

AMD Technology Development (Beijing) Co.(4)	China

AMD Technologies Development (Suzhou) Co., Ltd.	China

ATI Visual Technologies (Shanghai) Co. Ltd. (5)	China

Advanced Micro Devices S.A.S.	France

Advanced Micro Devices GmbH	Germany

AMD India Private Limited	India

Advanced Micro Devices S.p.A.	Italy

AMD Japan Ltd.	Japan

Advanced Micro Devices Sdn. Bhd.	Malaysia

Advanced Micro Devices Export Sdn. Bhd.(2)	Malaysia

Advanced Micro Devices Global Services (M) Sdn. Bhd.	Malaysia

Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore

AMD Technologies Singapore Pte. Ltd.	Singapore

Advanced Micro Devices, AB	Sweden

Advanced Micro Devices (U.K.) Limited	United Kingdom

ATI Technologies ULC (7)	Alberta

ATI Technologies (Bermuda) Limited (5)	Bermuda

ATI International SRL(5)	Barbados

AMD Research & Development Center India Private Limited (10)	India

ATI Technologies (L) Inc. (8)	Malaysia

Advanced Micro Devices Malaysia Ltd. (9)	Malaysia

Amersham 1099 Limited (6)	Hong Kong

ATI Technologies (Korea) Co., Ltd.(5)	Korea

ATI Technologies (H.K.) Ltd.(5)	Hong Kong

DDEEG Microconsulting Oy (5)	Finland

GLOBALFOUNDRIES Inc. (11)	Cayman Islands

(1)	99.9% owned by AMD International Sales & Service, Ltd., 0.1% owned by AMD Far East Ltd.
(2)	Subsidiary of Advanced Micro Devices Sdn. Bhd.
(3)	Subsidiary of Advanced Micro Devices (China) Co. Ltd.
(4)	51% owned by Advanced Micro Devices, Inc., 49% owned by AMD Technologies (China) Co. Ltd.
(5)	100% owned by ATI Technologies ULC
(6)	99.9% owned by ATI Technologies (L) Inc., 0.1% owned by ATI Technologies ULC
(7)	Subsidiary of 1252986 Alberta ULC.
(8)	Subsidiary of ATI Technologies (Bermuda) Limited
(9)	Subsidiary of ATI Technologies (L) Inc.
(10)	99% owned by ATI Technologies ULC, 1% owned by 1252986 Alberta ULC
(11)	GLOBALFOUNDRIES Inc. detailed structure not included because GLOBALFOUNDRIES Inc. is not considered a legal subsidiary of Advanced Micro Devices, Inc.
(*)	Inactive